As filed with the Securities and Exchange Commission on June 28, 2018

Registration Statement No. 333–

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DIANA SHIPPING INC.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

Diana Shipping Inc. Pendelis 16 175 64 Palaio Faliro Athens, Greece 011 (30) 210 947-0100 (Address and telephone number of Registrant's principal executive offices)	Seward & Kissel LLP Attention: Edward S. Horton, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200 (Name, address and telephone number of agent for service)

Copies to:
Edward S. Horton, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1200 (telephone number) (212) 480-8421 (facsimile number)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)(4)
Common stock, par value $0.01 per share
Preferred stock purchase rights(5)
Preferred stock, par value $0.01 per share
Debt securities(6)
Warrants(7)
Purchase contracts(8)
Rights(9)
Units(10)
Total		$500,000,000	$10,022.25

(1)
Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate public offering price for all securities of $500,000,000.  Also includes such indeterminate amount of securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, convertible or exchangeable securities.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.  Pursuant to General Instruction II.C. of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  In no event will the aggregate offering price of all securities sold by Diana Shipping Inc. pursuant to this registration statement exceed $500,000,000.

(3)
As discussed below, pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, this registration statement includes a total of $419,500,000 aggregate offering price of unsold securities that were previously registered on a registration statement on Form F-3 (Registration No. 333-205491) and for which the registration fee was previously paid. Accordingly, the $10,022.25 registration fee shown above has been calculated based on the proposed maximum offering price of the additional $80,500,000 of securities registered on this registration statement.

(4)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(5)
Preferred stock purchase rights are not currently separable from the common stock and are not currently exercisable. The value attributable to the preferred stock purchase rights, if any, will be reflected in the market price of the common stock.

(6)
If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $500,000,000.

(7)	There is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $500,000,000.
(8)	There is being registered hereunder an indeterminate number of purchase contracts as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $500,000,000.
(9)	There is being registered hereunder an indeterminate number of rights as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $500,000,000.
(10)
There is being registered hereunder an indeterminate number of units as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $500,000,000.  Units may consist of any combination of the securities registered hereunder.

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the securities registered pursuant to this registration statement include $419,500,000 aggregate offering price of unsold securities of the Registrant previously registered on its registration statement on Form F-3 (Registration No. 333-205491), filed with the Securities and Exchange Commission on July 2, 2015 and declared effective on July 21, 2015, which the Registrant refers to as the Prior Registration Statement. The previously paid filing fee relating to such unsold securities under the Prior Registration Statement will continue to be applied to such unsold securities registered on this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, any such unsold securities are sold pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of unsold securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement, if not previously terminated, will be deemed terminated as of the date of effectiveness of this Registration Statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.

Subject to Completion, Dated June 28, 2018

PROSPECTUS

$500,000,000

DIANA SHIPPING INC.

Common Stock, Preferred Stock Purchase Rights, Preferred Stock,
 Debt Securities, Warrants, Purchase Contracts, Rights and Units

Through this prospectus, we may periodically offer:

(1) our common stock (including related preferred stock purchase rights),
(2) our preferred stock,
(3) our debt securities,
(4) our warrants,
(5) our purchase contracts,
(6) our rights, and
(7) our units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

The aggregate offering price of all securities issued and sold under this prospectus may not exceed $500,000,000.  The securities issued and sold under this prospectus may be offered directly or through underwriters, agents or dealers.  The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.  The prices and other terms of the securities issued and sold under this prospectus will be determined at the time of their offering and will be described in a supplement to this prospectus.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol "DSX."  Our Series B Preferred Stock is listed on the NYSE under the symbol "DSXPRB."

An investment in the securities offered hereby involves risks.  See the section entitled "Risk Factors" on page 6 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using the shelf registration process.  Under the shelf registration process, we may sell, from time to time, our common stock (including related preferred stock purchase rights), preferred stock, debt securities, warrants, purchase contracts, rights and units described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer securities, we will provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering.  The prospectus supplement may also add, update or change the information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.  Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the Commission and do not contain all the information in the registration statement.  Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement.  Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers.  You should refer to the actual documents for a more complete description of the relevant matters.  For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the Commission as described below under the section entitled "Where You Can Find Additional Information."

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.  Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, all references in this prospectus to "we," "our," "us" and the "Company" refer to Diana Shipping Inc. and its subsidiaries. We use the term deadweight tons, or dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, in describing the size of our vessels. Unless otherwise indicated, all references to currency amounts in this prospectus are in U.S. dollars. We prepare our financial statements, including all of the financial statements included or incorporated by reference in this prospectus, in U.S. dollars and in conformity with U.S. generally accepted accounting principles, or U.S. GAAP.  We have a fiscal year end of December 31.

PROSPECTUS SUMMARY

This summary provides an overview of our company and our business. This summary is not complete and does not contain all of the information you should consider before purchasing our securities. You should carefully read all of the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, including the section entitled "Risk Factors" and our financial statements and related notes contained herein and therein, before making an investment decision.

Our Company

We are a global provider of shipping transportation services through our ownership of dry bulk vessels. We wholly own, directly or indirectly, each of the subsidiaries which own the vessels that comprise our fleet. Our vessels are employed on short, medium and long-term time charters and transport a range of dry bulk cargoes, including such commodities as iron ore, coal, grain and other materials along worldwide shipping routes. As of the date of this prospectus, our operating fleet consists of 50 dry bulk vessels, of which 22 are Panamax, five are Kamsarmax, five are Post-Panamax, 14 are Capesize and four are Newcastlemax, having a combined carrying capacity of approximately 5.8 million dwt and a weighted average age of 8.9 years. The commercial and technical management of our fleet, as well as the provision of administrative services relating to our fleet's operations, are carried out by Diana Shipping Services S.A., our wholly-owned subsidiary, and Diana Wilhelmsen Management Limited, a 50/50 joint venture with Wilhelmsen Ship Management.

We focus in the ownership of dry bulk carriers with a capacity of 70,000 dwt and above. However, we will also consider purchasing other classes of dry bulk vessels, if we determine that those vessels would, in our view, present favorable investment opportunities. The size of our fleet may change through acquisitions or sales of vessels.

Our Fleet

The following table presents certain information concerning the dry bulk carriers in our fleet as of the date of this prospectus:

	Vessel	Sister Ships*	Gross Rate (USD Per Day)	Com**	Charterers	Delivery Date to Charterers***	Redelivery Date to Owners****	Notes
	BUILT DWT
	22 Panamax Bulk Carriers

1	DANAE	A	$10,000	5.00%	Phaethon International Company AG	22-Dec-17	22-Jan-19 - 7-May-19
	2001 75,106
2	DIONE	A	$10,350	5.00%	Ausca Shipping Limited, Hong Kong	23-Jan-18	23-Mar-19 - 8-Jul-19
	2001 75,172
3	NIREFS	A	$9,400	5.00%	Jaldhi Overseas Pte. Ltd., Singapore	5-May-17	5-Jul-18 - 24-Sep-18	1,2
	2001 75,311
4	ALCYON	A	$8,800	5.00%	Hudson Shipping Lines Incorporated	20-Jul-17	20-Jul-18 - 20-Oct-18	3,4
	2001 75,247
5	TRITON	A	$6,500	5.00%	Ausca Shipping Limited, Hong Kong	8-Jun-17	8-Jul-18 - 23-Oct-18
	2001 75,336
6	OCEANIS	A	$7,000	5.00%	Ausca Shipping Limited, Hong Kong	30-May-17	30-Jul-18 - 14-Nov-18
	2001 75,211
7	THETIS	B	$8,350	5.00%	Ausca Shipping Limited, Hong Kong	14-Jul-17	14-Jul-18 - 14-Oct-18
	2004 73,583
8	PROTEFS	B	$7,900	5.00%	Hudson Shipping Lines Incorporated	24-Jun-17	6-Jul-18 - 9-Oct-18	2
	2004 73,630

	Vessel	Sister Ships*	Gross Rate (USD Per Day)	Com**	Charterers	Delivery Date to Charterers***	Redelivery Date to Owners****	Notes
	BUILT DWT
9	CALIPSO	B	$12,200	5.00%	Glencore Agriculture B.V., Rotterdam	12-Mar-18	28-May-19 - 12-Sep-19
	2005 73,691
10	CLIO	B	$8,550	5.00%	Phaethon International Company AG	9-Jul-17	9-Aug-18 - 9-Nov-18
	2005 73,691
11	NAIAS	B	$10,000	5.00%	Phaethon International Company AG	26-Nov-17	11-Feb-19 - 26-May-19
	2006 73,546
12	ARETHUSA	B	$7,200	5.00%	Noble Resources International Pte. Ltd., Singapore	23-Jan-17	27-Apr-18
			$12,600	5.00%	Glencore Agriculture B.V., Rotterdam	27-Apr-18	27-Apr-19 - 27-Jul-19
	2007 73,593
13	ERATO	C	$10,500	5.00%	Phaethon International Company AG	30-Dec-17	2-Mar-19 - 30-May-19
	2004 74,444
14	CORONIS	C	$9,000	5.00%	Narina Maritime Ltd	16-May-17	5-Jul-18 - 5-Aug-18	2
	2006 74,381
15	MELIA		$9,500	5.00%	Nidera S.P.A., Roma	19-Mar-17	28-Apr-18	5
			$12,000	5.00%	United Bulk Carriers International S.A., Luxemburg	28-Apr-18	28-Sep-19 - 28-Dec-19
	2005 76,225
16	ARTEMIS		$9,000	5.00%	Ausca Shipping Limited, Hong Kong	8-Jul-17	8-Jul-18 - 8-Oct-18
	2006 76,942
17	LETO		$12,500	5.00%	Glencore Agriculture B.V., Rotterdam	10-Jan-18	10-May-19 - 25-Aug-19
	2010 81,297
18	SELINA	D	$12,250	5.00%	BG Shipping Co., Limited, Hong Kong	6-Feb-18	6-Jun-19 - 6-Sep-19
	2010 75,700
19	MAERA	D	$11,900	5.00%	Unico Logistics Co., Ltd., Seoul	19-Sep-17	1-Jul-18	2
	2013 75,403
20	ISMENE		$12,000	5.00%	DHL Project & Chartering Limited, Hong Kong	16-Sep-17	16-Sep-18 - 16-Dec-18
	2013 77,901
21	CRYSTALIA	E	$11,100	5.00%	Glencore Agriculture B.V., Rotterdam	3-Oct-17	3-Oct-18 - 18-Jan-19
	2014 77,525
22	ATALANDI	E	$5,300	5.00%	Glencore Grain B.V., Rotterdam	26-Mar-16	27-Apr-18
			$13,500	5.00%	Uniper Global Commodities SE, Düsseldorf	27-Apr-18	27-Jun-19 - 27-Sep-19
	2014 77,529

	Vessel	Sister Ships*	Gross Rate (USD Per Day)	Com**	Charterers	Delivery Date to Charterers***	Redelivery Date to Owners****	Notes
	BUILT DWT
	5 Kamsarmax Bulk Carriers
23	MAIA	F	$10,125	5.00%	Glencore Agriculture B.V., Rotterdam	27-Jul-17	27-Jul-18 - 27-Oct-18
	2009 82,193
24	MYRSINI	F	$8,650	5.00%	RWE Supply & Trading GmbH, Essen	8-Jun-17	31-Aug-18 - 31-Dec-18
	2010 82,117
25	MEDUSA	F	$10,000	4.75%	Cargill International S.A., Geneva	6-Jul-17	6-Jul-18 - 6-Oct-18
	2010 82,194
26	MYRTO	F	$8,000	4.75%	Cargill International S.A., Geneva	17-Jan-17	25-Apr-18	6
			$14,000	4.75%		25-Apr-18	25-May-19 - 25-Jul-19
	2013 82,131
27	ASTARTE		$9,000	5.00%	Glencore Agriculture B.V., Rotterdam	12-Jun-17	12-Aug-18 - 12-Nov-18
	2013 81,513
	5 Post-Panamax Bulk Carriers
28	ALCMENE		$8,000	4.75%	Cargill International S.A., Geneva	8-Jun-17	8-Jul-18 - 23-Oct-18
	2010 93,193
29	AMPHITRITE	G	$11,150	4.75%	Cargill International S.A., Geneva	28-Sep-17	28-Oct-18 - 28-Jan-19
	2012 98,697
30	POLYMNIA	G	$10,100	4.75%	Cargill International S.A., Geneva	15-Mar-17	3-Jul-18 - 15-Jul-18	2
	2012 98,704
31	ELECTRA	H	$8,000	5.00%	Uniper Global Commodities SE, Düsseldorf	11-Jun-17	11-Jul-18 - 11-Nov-18
	2013 87,150
32	PHAIDRA	H	$12,700	5.00%	Uniper Global Commodities SE, Düsseldorf	13-Jan-18	13-Jan-19 - 13-Apr-19	7
	2013 87,146
	14 Capesize Bulk Carriers
33	NORFOLK		$13,250	5.00%	SwissMarine Services S.A., Geneva	1-Dec-17	1-Sep-19 - 1-Dec-19
	2002 164,218
34	ALIKI		$10,300	5.00%	SwissMarine Services S.A., Geneva	14-Feb-17	9-Apr-18
			$18,000	5.00%		9-Apr-18	9-Dec-19 - 9-Feb-20
	2005 180,235
35	BALTIMORE		$11,300	4.75%	Cargill International S.A., Geneva	16-Feb-17	28-May-18
			$18,050	5.00%	Koch Shipping Pte. Ltd., Singapore	6-Jun-18	22-May-19 - 21-Aug-19
	2005 177,243
36	SALT LAKE CITY		$9,000	5.00%	Uniper Global Commodities SE, Düsseldorf	20-Jan-17	1-May-18
			$16,250	4.75%	Cargill International S.A., Geneva	1-May-18	1-Jan-19 - 1-Mar-19
	2005 171,810

	Vessel	Sister Ships*	Gross Rate (USD Per Day)	Com**	Charterers	Delivery Date to Charterers***	Redelivery Date to Owners****	Notes
	BUILT DWT
37	SIDERIS GS	I	$13,000	5.00%	Rio Tinto Shipping (Asia) Pte., Ltd., Singapore	21-Jun-17	21-Jul-18 - 21-Nov-18
	2006 174,186
38	SEMIRIO	I	$14,150	5.00%	Koch Shipping Pte. Ltd., Singapore	21-May-17	7-Jul-18 - 21-Sep-18	2
	2007 174,261
39	BOSTON	I	$17,000	5.00%	EGPN Bulk Carrier Co., Limited, Hong Kong	6-Dec-17	6-Apr-19 - 6-Jul-19
	2007 177,828
40	HOUSTON	I	$10,000	5.00%	SwissMarine Services S.A., Geneva	17-Feb-17	9-May-18	8
			$19,000	5.00%		9-May-18	25-Jan-19 - 24-Apr-19
	2009 177,729
41	NEW YORK	I	$16,000	5.00%	DHL Project & Chartering Limited, Hong Kong	2-Feb-18	2-Jun-19 - 2-Sep-19
	2010 177,773
42	SEATTLE	J	$11,700	5.00%	Koch Shipping Pte. Ltd., Singapore	8-Feb-17	7-Jul-18 - 23-Jul-18	2
	2011 179,362
43	P. S. PALIOS	J	$10,550	5.00%	Koch Shipping Pte. Ltd., Singapore	27-Jan-17	24-May-18
			$17,350	5.00%		24-May-18	9-Jun-19 - 24-Aug-19
	2013 179,134
44	G. P. ZAFIRAKIS	K	$15,000	5.00%	RWE Supply & Trading GmbH, Essen	14-Aug-17	29-Sep-18 - 14-Jan-19
	2014 179,492
45	SANTA BARBARA	K	$12,000	4.75%	Cargill International S.A., Geneva	24-Jan-17	24-Apr-18
			$20,250	4.75%		24-Apr-18	9-Oct-19 - 9-Dec-19
	2015 179,426
46	NEW ORLEANS		$21,000	5.00%	SwissMarine Services S.A., Geneva	24-Mar-18	24-Feb-19 - 24-Apr-19
	2015 180,960
	4 Newcastlemax Bulk Carriers
47	LOS ANGELES	L	BCI_2014 5TCs AVG + 14%	5.00%	SwissMarine Services S.A., Geneva	22-Jan-17	16-Apr-18
			$19,150	5.00%		16-Apr-18	1-Jan-19 - 16-Apr-19
	2012 206,104
48	PHILADELPHIA	L	$15,500	5.00%	Koch Shipping Pte. Ltd., Singapore	14-Mar-17	13-May-18	9,10
			$20,000	5.00%		18-Jun-18	3-Feb-20 - 18-May-20
	2012 206,040
49	SAN FRANCISCO	M	$11,750	5.00%	Koch Shipping Pte. Ltd., Singapore	5-Jan-17	14-May-18
			$24,000	5.00%		14-May-18	4-Mar-19 - 24-May-19
	2017 208,006
50	NEWPORT NEWS	M	BCI_2014 5TCs AVG + 24%	5.00%	SwissMarine Services S.A., Geneva	10-Jan-17	10-Nov-18 - 10-Mar-19
	2017 208,021

*	Each dry bulk carrier is a "sister ship", or closely similar, to other dry bulk carriers that have the same letter.

**	Total commission percentage paid to third parties.
***	In the case of a newly acquired vessel with a time charter attached, this date refers to the expected/actual date of delivery of the vessel to the Company.
****	Range of redelivery dates, with the actual date of redelivery being at the Charterers' option, but subject to the terms, conditions, and exceptions of the particular charterparty.

1	Vessel off-hire for drydocking from April 24, 2018 to May 13, 2018.
2	Based on latest information.
3	Vessel off-hire for drydocking from May 11, 2018 to May 30, 2018.
4	Vessel currently off-hire for unscheduled maintenance.
5	Since September 17, 2017, Charterers have changed to COFCO Agri Freight SA.
6
Charterers have agreed to pay the weighted average of the Baltic Panamax 4 T/C routes, as published by the Baltic Exchange on April 17, 2018 plus 15%, for the excess period commencing from April 17, 2018. If such a hire is less than the current rate, then the current rate of US$8,000 shall apply.

7	Vessel off-hire for drydocking from April 22, 2018 to May 30, 2018.
8	The charter rate was US$5,150 for the first fifteen (15) days of the charter period.
9	Charterers have agreed to pay the weighted average of the Baltic Capesize 5 T/C routes, as published by the Baltic Exchange on May 2, 2018 plus 15%, for the excess period commencing from May 2, 2018.
10	Vessel on unscheduled maintenance from May 13, 2018 to June 18, 2018.

Corporate Information

Diana Shipping Inc. is a holding company incorporated under the laws of Liberia in March 1999 as Diana Shipping Investments Corp. In February 2005, we redomiciled from the Republic of Liberia to the Republic of the Marshall Islands and changed our name to Diana Shipping Inc.  Our executive offices are located at Pendelis 16, 175 64 Palaio Faliro, Athens, Greece. Our telephone number at this address is 011 30 (210) 947-0100.  Our website address is www.dianashippinginc.com.  The information on our website is not a part of this prospectus.

The Securities We May Offer

We may use this prospectus to offer, through one or more offerings, up to $500,000,000 of our common stock (including related preferred stock purchase rights), preferred stock, debt securities, warrants, purchase contracts, rights and units. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS

An investment in our securities involves a high degree of risk.  Before making an investment in our securities, you should carefully consider all of the information included in this prospectus, the risk factors and all of the other information included in any prospectus supplement and the documents that have been incorporated by reference in this prospectus and any prospectus supplement, including those in "Item 3—Key Information—D. Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2017 filed with the Commission on March 16, 2018, as updated by annual, quarterly and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled "Where You Can Find Additional Information—Information Incorporated by Reference." The occurrence of one or more of those risk factors could adversely impact our business, results of operations or financial condition. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Matters discussed in this document may constitute forward-looking statements.  The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation.  This document and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views with respect to future events and financial performance.  The words "believe," "expect," "anticipate," "intends," "estimate," "forecast," "project," "plan," "potential," "may," "should," "expect" and similar expressions identify forward-looking statements.

The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, our management's examination of historical operating trends, data contained in our records and other data available from third parties.  Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.

In addition to these important factors and matters discussed elsewhere in this prospectus, and in the documents incorporated by reference in this prospectus, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies, fluctuations in currencies and interest rates, general market conditions, including fluctuations in charter hire rates and vessel values, changes in demand in the dry bulk shipping industry, changes in the supply of vessels and the market for our vessels, changes in our operating expenses, including bunker prices, crew costs, drydocking and insurance costs, the availability of financing and refinancing, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions or labor disruptions, potential disruption of shipping routes due to accidents or political events, vessel breakdowns and instances of off-hires and other important factors described from time to time in the reports filed by us with the Commission and the NYSE.  We caution readers of this prospectus and any prospectus supplement not to place undue reliance on these forward-looking statements, which speak only as of their dates.  We undertake no obligation to update or revise any forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS

The following table sets forth our unaudited ratio of earnings to fixed charges and preference dividends (or the dollar amount of the coverage deficiency in periods that earnings are inadequate to cover fixed charges and preference dividends) for the years ended December 31, 2013, 2014, 2015, 2016 and 2017.

	For the years ended December 31,
	2013	2014	2015	2016		2017
(Loss) Earnings:	(In thousands of US Dollars)
Net income / (loss) before adjustment for income or loss from equity investees	$(15,111)	$(22,936)	$(59,580)		$(107,860)	$(506,107)
Add: Distributed income of equity investees	3,000	763	193		96	-
Add: Fixed charges	8,541	8,740	15,986		22,512	26,446
	$(3,570)	$(13,433)	$(43,401)	$	$ (85,252)	$(479,661)
Less: Interest capitalized	468	406	700		1,486	13
Total earnings/(loss)	$(4,038)	$(13,839)	$(44,101)	$	$ (86,738)	$(479,674)

Fixed Charges:
Interest expense and capitalized	$8,068	$8,221	$14,622	$	$ 21,009	$24,991
Amortization and write-off of deferred financing fees	473	519	1,364		1,503	1,455
Total Fixed Charges	$8,541	$8,740	$15,986	$	$ 22,512	$26,446

Preferred Dividends (1)	-	5,080	5,769		5,769	5,769

Total fixed charges and preferred dividends	$8,541	$13,820	$21,755	$	$ 28,281	$32,215

Ratio of Earnings to Fixed Charges	-	-	-		-	-

Dollar amount of coverage deficiency	$(12,579)	$(22,579)	$(60,087)		$(109,250)	$(506,120)

Ratio of Earnings to Fixed Charges and Preference Dividends (2)	-	-	-		-	-

Dollar amount of coverage deficiency	$(12,579)	$(27,659)	$(65,856)		$(115,019)	$(511,889)

(1)
Prior to February 14, 2014, we had not issued any preferred shares. Accordingly, the ratio of earnings to combined fixed charges and preference dividends is equivalent to the ratio of earnings to fixed charges for the year ended December 31, 2013.

(2)	For purposes of calculating the ratios of earnings to combined fixed charges and preference dividends:

•	"earnings" consist of net income available to common stockholders, before income or loss from equity investees, plus distributed income of equity investees and fixed charges less interest capitalized;
•	"fixed charges" consist of interest expensed and capitalized and amortization and write-off of capitalized expenses relating to indebtedness; and
•
"preference dividends" refers to the amount of pre-tax earnings that is required to pay the cash dividends on outstanding preference securities and is computed as the amount of the dividend divided by the result of one (1) minus the effective income tax rate applicable to continuing operations. It also includes the redemption of preferred shares.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities issued under this prospectus as set forth in the applicable prospectus supplement.

CAPITALIZATION

A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus is a part will include information relating to our capitalization.

PRICE RANGE OF CAPITAL STOCK

The trading market for our common shares is the NYSE, on which our shares trade under the symbol "DSX."  The following table sets forth the high and low closing prices for our common shares for the periods indicated, as reported by the NYSE.

FOR THE YEAR ENDED:	HIGH	LOW
December 31, 2017	$6.03	$3.30
December 31, 2016	$4.47	$2.02
December 31, 2015	$8.11	$3.58
December 31, 2014	$13.55	$6.31
December 31, 2013	$13.64	$7.47

FOR THE QUARTER ENDED:	HIGH	LOW
March 31, 2018	$4.50	$3.35
December 31, 2017	$4.57	$3.66
September 30, 2017	$4.26	$3.63
June 30, 2017	$6.03	$3.50
March 31, 2017	$4.79	$3.30
December 31, 2016	$4.11	$2.40
September 30, 2016	$3.12	$2.27
June 30, 2016	$3.46	$2.12
March 31, 2016	$4.47	$2.02

FOR THE MONTH:	HIGH	LOW
June 2018 (through and including June 27, 2018)	$5.10	$4.45
May 2018	$4.42	$3.60
April 2018	$3.74	$3.34
March 2018	$3.89	$3.48
February 2018	$3.93	$3.35
January 2018	$4.50	$3.80
December 2017	$4.14	$3.94

The trading market for our Series B Preferred Stock is the NYSE, on which our shares trade under the symbol "DSXPRB."  The following table sets forth the high and low closing prices for our Series B Preferred Stock for the periods indicated, as reported by the NYSE.

FOR THE YEAR ENDED:	HIGH	LOW
December 31, 2017	$24.81	$17.24
December 31, 2016	$18.52	$9.50
December 31, 2015	$25.59	$10.80
December 31, 2014 (beginning February 21, 2014)	$26.98	$22.76

FOR THE QUARTER ENDED:	HIGH	LOW
March 31, 2018	$24.94	$22.60
December 31, 2017	$24.81	$23.53
September 30, 2017	$24.19	$21.56
June 30, 2017	$22.70	$20.89
March 31, 2017	$21.93	$17.24
December 31, 2016	$17.25	$14.53
September 30, 2016	$18.33	$14.99
June 30, 2016	$18.52	$13.42
March 31, 2016	$15.15	$9.50

FOR THE MONTH:	HIGH	LOW
June 2018 (through and including June 27, 2018)	$25.00	$24.56
May 2018	$24.85	$23.70
April 2018	$24.59	$23.70
March 2018	$24.70	$24.00
February 2018	$24.53	$22.60
January 2018	$24.94	$23.30
December 2017	$24.81	$24.11

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of our securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•
trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of our common shares by broker-dealers;

•	sell common shares short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our shares of common stock and Series B Preferred Stock, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities being registered under the registration statement of which this prospectus forms a part.

DESCRIPTION OF CAPITAL STOCK

 The following is a summary of the description of our capital stock and the material terms of our amended and restated articles of incorporation and bylaws.  Because the following is a summary, it does not contain all of the information that you may find useful. We refer you to our amended and restated articles of incorporation and bylaws, copies of which have been filed as exhibits to our annual report on Form 20-F filed with the Commission on March 16, 2018, which is incorporated by reference herein. Please see the section of this prospectus entitled "Where You Can Find Additional Information—Information Incorporated by Reference."

Purpose

Our purpose, as stated in our amended and restated articles of incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act, or the BCA. Our amended and restated articles of incorporation and bylaws do not impose any limitations on the ownership rights of our stockholders.

Authorized Capitalization

Under our amended and restated articles of incorporation, as of the date of this prospectus, our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share, of which 107,931,017 shares are issued and outstanding, and 25,000,000 shares of preferred stock, par value $0.01 per share, of which (i) 1,000,000 shares are designated Series A Participating Preferred Stock, none of which is issued and outstanding, and (ii) 5,000,000 shares are designated Series B Preferred Stock, 2,600,000 shares of which are issued and outstanding.  All of our shares of stock are in registered form.

Common Stock

Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of our preferred stock.

Preferred Stock

Our board of directors is authorized to provide for the issuance of preferred stock in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred stock.  At the time that any series of our preferred stock is authorized, our board of directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation.  Our board of directors could, without shareholder approval, cause us to issue preferred stock which has voting, conversion and other rights and preferences that could adversely affect the voting power and other rights of holders of our common stock, Series A Participating Preferred Stock and Series B Preferred Stock, or make it more difficult to effect a change in control.  In addition, preferred stock could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders. The material terms of any series of preferred stock that we offer through a prospectus supplement will be described in that prospectus supplement.

Series B Cumulative Redeemable Perpetual Preferred Stock

Our Series B Preferred Stock is senior in rank to our Series A Participating Preferred Stock.  Holders of our Series B Preferred Stock have no voting rights other than the ability, subject to certain exceptions, to elect one director if dividends for six quarterly dividend periods (whether or not consecutive) are in arrears and certain other limited protective voting rights.  Holders of our Series B Preferred Stock rank prior to the holders of our common stock with respect to dividends, distributions and payments upon liquidation.  Dividends on our Series B Preferred Stock are cumulative from the date of original issue and are payable on the 15th day of January, April, July and October of each year at the dividend rate of 8.875% per annum, or $2.21875 per annum per share. At any time on or after February 14, 2019, we may redeem, in whole or in part, the Series B Preferred Stock at a redemption price of $25.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to the date of redemption, whether or not declared.

For further information on our Series B Preferred Stock, please see the section entitled "Description of Series B Preferred Shares" of our prospectus supplement filed with the Commission on February 13, 2014.

Preferred Stock Purchase Rights

On January 15, 2016, we entered into a Stockholders Rights Agreement, or the Rights Agreement, with Computershare Trust Company, N.A., as Rights Agent, to replace the Amended and Restated Stockholders Rights Agreement dated October 7, 2008.

Under the Rights Agreement, we declared a dividend payable of one preferred stock purchase right, or Right, for each share of common stock outstanding at the close of business on January 26, 2016. Each Right entitles the registered holder to purchase from us one one-thousandth of a share of Series A Participating Preferred Stock, par value $0.01 per share, at an exercise price of $40.00 per share. The Rights will separate from the common stock and become exercisable only if a person or group acquires beneficial ownership of 18.5% or more of our common stock (including through entry into certain derivative positions) in a transaction not approved by our board of directors. In that situation, each holder of a Right (other than the acquiring person, whose Rights will become void and will not be exercisable) will have the right to purchase, upon payment of the exercise price, a number of shares of our common stock having a then-current market value equal to twice the exercise price. In addition, if the Company is acquired in a merger or other business combination after an acquiring person acquires 18.5% or more of our common stock, each holder of the Right will thereafter have the right to purchase, upon payment of the exercise price, a number of shares of common stock of the acquiring person having a then-current market value equal to twice the exercise price. The acquiring person will not be entitled to exercise these Rights. Until a Right is exercised, the holder of a Right will have no rights to vote or receive dividends or any other stockholder rights.

The Rights may have anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire us. Because our board of directors can approve a redemption of the Rights or a permitted offer, the Rights should not interfere with a merger or other business combination approved by our board of directors.

We have summarized the material terms and conditions of the Rights Agreement and the Rights below. For a complete description of the Rights, we encourage you to read the Rights Agreement, which we have filed as an exhibit to the registration statement of which this prospectus is a part.

Detachment of the Rights

The Rights are attached to all certificates representing our currently outstanding common stock, or, in the case of uncertificated common shares registered in book entry form, which we refer to as "book entry shares," by notation in book entry accounts reflecting ownership, and will attach to all common stock certificates and book entry shares we issue prior to the Rights distribution date that we describe below. The Rights are not exercisable until after the Rights distribution date and will expire at the close of business on January 14, 2026, unless we redeem or exchange them earlier as we describe below. The Rights will separate from the common stock and a Rights distribution date would occur, subject to specified exceptions, on the earlier of the following two dates:

•	the 10th day after public announcement that a person or group has acquired ownership of 15% or more of the Company's common stock; or

•
the 10th business day (or such later date as determined by the Company's board of directors) after a person or group announces a tender or exchange offer which would result in that person or group holding 15% or more of the Company's common stock.

"Acquiring person" is generally defined in the Rights Agreement as any person, together with all affiliates or associates, who beneficially owns 18.5% or more of the Company's common stock. However, the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company, or any person holding shares of common stock for or pursuant to the terms of any such plan, are excluded from the definition of "acquiring person." In addition, persons who beneficially own 18.5% or more of the Company's common stock on the effective date of the Rights Agreement are excluded from the definition of "acquiring person" until such time as they acquire additional shares in excess of 2% of the Company's then outstanding common stock as specified in the Rights Agreement for purposes of the Rights, and therefore, until such time, their ownership cannot trigger the Rights. Specified "inadvertent" owners that would otherwise become an acquiring person, including those who would have this designation as a result of repurchases of common stock by us, will not become acquiring persons as a result of those transactions.

Our board of directors may defer the Rights distribution date in some circumstances, and some inadvertent acquisitions will not result in a person becoming an acquiring person if the person promptly divests itself of a sufficient number of shares of common stock.

Until the Rights distribution date:

•	our common stock certificates and book entry shares will evidence the Rights, and the Rights will be transferable only with those certificates; and

•	any new common stock will be issued with Rights and new certificates or book entry shares, as applicable, will contain a notation incorporating the Rights Agreement by reference.

As soon as practicable after the Rights distribution date, the Rights agent will mail certificates representing the Rights to holders of record of common stock at the close of business on that date. After the Rights distribution date, only separate Rights certificates will represent the Rights.

We will not issue Rights with any shares of common stock we issue after the Rights distribution date, except as our board of directors may otherwise determine.

Flip-In Event

A "flip-in event" will occur under the Rights Agreement when a person becomes an acquiring person other than pursuant to certain kinds of permitted offers. An offer is permitted under the Rights Agreement if a person will become an acquiring person pursuant to a merger or other acquisition agreement that has been approved by our board of directors prior to that person becoming an acquiring person.

If a flip-in event occurs and we have not previously redeemed the Rights as described under the heading "Redemption of Rights" below or, if the acquiring person acquires less than 50% of our outstanding common stock and we do not exchange the Rights as described under the heading "Exchange of Rights" below, each Right, other than any Right that has become void, as we describe below, will become exercisable at the time it is no longer redeemable for the number of shares of common stock, or, in some cases, cash, property or other of our securities, having a current market price equal to two times the exercise price of such right.

When a flip-in event occurs, all Rights that then are, or in some circumstances that were, beneficially owned by or transferred to an acquiring person or specified related parties will become void in the circumstances the Rights Agreement specifies.

Flip-Over Event

A "flip-over event" will occur under the Rights Agreement when, at any time after a person has become an acquiring person:

•	we are acquired in a merger or other business combination transaction, other than specified mergers that follow a permitted offer of the type we describe above; or

•	50% or more of our assets or earning power is sold or transferred.

If a flip-over event occurs, each holder of a Right, other than any Right that has become void as we describe under the heading "Flip-In Event" above, will have the right to receive the number of shares of common stock of the acquiring company which has a current market price equal to two times the exercise price of such Right.

Anti-dilution

The number of outstanding Rights associated with our common stock is subject to adjustment for any stock split, stock dividend or subdivision, combination or reclassification of our common stock occurring prior to the Rights distribution date. With some exceptions, the Rights Agreement will not require us to adjust the exercise price of the Rights until cumulative adjustments amount to at least 1% of the exercise price. It also will not require us to issue fractional shares of our Series A Participating Preferred Stock that are not integral multiples of one-thousandth of a share, and, instead we may make a cash adjustment based on the market price of the common stock on the last trading date prior to the date of exercise.

Redemption of Rights

At any time until the date on which the occurrence of a flip-in event is first publicly announced, we may order redemption of the Rights in whole, but not in part, at a redemption price of $0.01 per right. The redemption price is subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of redemption. At our option, we may pay that redemption price in cash or shares of common stock. The Rights are not exercisable after a flip-in event if they are timely redeemed by us or until ten days following the first public announcement of a flip-in event. If our board of directors timely orders the redemption of the Rights, the Rights will terminate on the effectiveness of that action.

Exchange of Rights

We may, at our option, exchange the Rights (other than Rights owned by an acquiring person or an affiliate or an associate of an acquiring person, which have become void), in whole or in part. The exchange will be at an exchange ratio of one share of common stock per right, subject to specified adjustments at any time after the occurrence of a flip-in event and prior to any person other than us or our existing stockholders becoming the beneficial owner of 50% or more of our outstanding common stock for the purposes of the Rights Agreement.

Amendment of Terms of Rights

During the time the Rights are redeemable, we may amend any of the provisions of the Rights Agreement, other than by decreasing the redemption price. Once the Rights cease to be redeemable, we generally may amend the provisions of the Rights Agreement, other than to decrease the redemption price, only as follows:

•	to cure any ambiguity, defect or inconsistency;

•	to make changes that do not materially adversely affect the interests of holders of Rights, excluding the interests of any acquiring person; or

•
to shorten or lengthen any time period under the Rights Agreement, except that we cannot lengthen the time period governing redemption or lengthen any time period that protects, enhances or clarifies the benefits of holders of Rights other than an acquiring person.

Other Matters

Directors

Our directors are elected by a majority of the votes cast by stockholders entitled to vote. There is no provision for cumulative voting.

Our board of directors must consist of at least one member. Stockholders may change the number of directors only by the affirmative vote of holders of a majority of the outstanding common stock. The board of directors may change the number of directors only by a majority vote of the entire board. Our board of directors is divided into three classes, with each class serving staggered, three-year terms. Each director shall be elected to serve until the next annual meeting of stockholders at which the term expires for the relevant class, and until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal, or the earlier termination of his term of office. Our board of directors has the authority to fix the amounts which shall be payable to the members of the board of directors for attendance at any meeting or for services rendered to us.

Stockholder Meetings

Under our amended and restated bylaws, annual stockholder meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside the Marshall Islands. Special meetings may be called by our Chairman, Chief Executive Officer, or Secretary at the direction of the board of directors or by holders of not less than one-fifth of all outstanding common shares. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the stockholders that will be eligible to receive notice and vote at the meeting. Shareholders of record holding at least one third of the shares issued and outstanding and entitled to vote at such meetings, present in person or by proxy, will constitute a quorum at all stockholder meetings.

Dissenters' Rights of Appraisal and Payment

Under the BCA, our shareholders have the right to dissent from various corporate actions, including any merger or consolidation or sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. However, the right of a dissenting shareholder to receive payment of the appraised fair value of his shares is not available under the BCA for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of the shareholders to act upon the agreement of merger or consolidation, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders. In the event of any further amendment of our amended and restated articles of incorporation, a shareholder also has the right to dissent and receive payment for the shareholder's shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the high court of the Republic of The Marshall Islands or in any appropriate court in any jurisdiction in which our shares are primarily traded on a local or national securities exchange.

Stockholders' Derivative Actions

Under the BCA, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of common stock both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

Limitations on Liability and Indemnification of Officers and Directors

The BCA authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our amended and restated bylaws include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by law.

Our amended and restated bylaws provide that certain individuals, including our directors and officers, are entitled to be indemnified by us to the same extent as authorized by the BCA, if such individuals acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. We shall have the power to pay in advance expenses a director or officer incurs while defending a civil or criminal proceeding, subject to certain conditions. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Anti-takeover Effect of Certain Provisions of our Amended and Restated Articles of Incorporation and Bylaws

Several provisions of our amended and restated articles of incorporation and bylaws may have anti-takeover effects. These provisions, which are summarized below, are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions could also discourage, delay or prevent (i) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise that a stockholder may consider in its best interest and (ii) the removal of incumbent officers and directors.

Business Combinations

Our amended and restated articles of incorporation generally prohibit us from entering into a business combination with an "interested shareholder" for a period of three years following the date on which the person became an interested shareholder.  Interested shareholder is defined, with certain exceptions, as a person who (i) owns more than 15% of our outstanding voting stock, or (ii) is an affiliate or associate of the Company that owned more than 15% of our outstanding stock at any time in the prior three years from the date the determination is being made as to whether he or she is an interested shareholder.

This prohibition does not apply in certain circumstances such as if (i) prior to the person becoming an interested shareholder, our board of directors approved the business combination or the transaction which resulted in the person becoming an interested shareholder, or (ii) the person became an interested shareholder prior to the Company's initial public offering.

Blank Check Preferred Stock

Under the terms of our amended and restated articles of incorporation, our board of directors has authority, without any further vote or action by our stockholders, to issue up to 25,000,000 shares of blank check preferred stock. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.

Classified Board of Directors

Our amended and restated articles of incorporation provide for the division of our board of directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three-year terms. Approximately one-third of our board of directors is elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of us. It could also delay stockholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for two years.

Election and Removal of Directors

Our amended and restated articles of incorporation prohibit cumulative voting in the election of directors. Our amended and restated bylaws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our amended and restated articles of incorporation also provide that our directors may be removed only for cause and only upon the affirmative vote of a majority of the outstanding shares of our capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Limited Actions by Stockholders

Our amended and restated articles of incorporation and bylaws provide that any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of stockholders or by the unanimous written consent of our stockholders. Our amended and restated articles of incorporation and bylaws provide that, subject to certain exceptions, our Chairman, Chief Executive Officer, or Secretary at the direction of the board of directors or holders of not less than one-fifth of all outstanding shares may call special meetings of our stockholders and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a stockholder may be prevented from calling a special meeting for stockholder consideration of a proposal over the opposition of our board of directors and stockholder consideration of a proposal may be delayed until the next annual meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our amended and restated bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a stockholder's notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the date on which we first mailed our proxy materials for the preceding year's annual meeting. Our bylaws also specify requirements as to the form and content of a stockholder's notice. These provisions may impede stockholders' ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Registrar and Transfer Agent

The registrar and transfer agent for our common stock and Series B Preferred Stock is Computershare Trust Company, N.A.

Listing

Shares of our common stock are listed on the NYSE under the symbol "DSX."  Shares of our Series B Preferred Stock are listed on the NYSE under the symbol "DSXPRB."

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a report under the Exchange Act, that will be incorporated by reference into the registration statement of which this prospectus forms a part or a prospectus supplement. We refer to any applicable prospectus supplement, amendment to the registration statement and/or Exchange Act report as "subsequent filings." The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an "indenture" and collectively as the "indentures." Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto).  Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement or a supplemental indenture, if any, relating to such series.

The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings.  The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

We expect that neither indenture will limit the amount of debt securities which may be issued and that each indenture will provide that debt securities may be issued in one or more series.

We expect that the subsequent filings related to a series of offered debt securities will describe the following terms of the series:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	whether the debt securities will be our senior or subordinated securities;

•	whether the debt securities will be our secured or unsecured obligations;

•	the applicability of and terms of any guarantees;

•
any period or periods during which, and the price or prices at which, we will have the option to or be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to such  redemption or repurchase;

•	any optional or mandatory sinking fund provisions;

•	any conversion or exchangeability provisions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;

•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any covenants or other material terms relating to the debt securities, which may not be inconsistent with the applicable indenture;

•	whether the debt securities will be issued in the form of global securities or certificates in registered form;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the debt securities; and

•	any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.

Senior Debt Securities

We may issue senior debt securities under a senior debt indenture. These senior debt securities would rank on an equal basis with all our other unsubordinated debt.

Subordinated Debt Securities

We may issue subordinated debt securities under a subordinated debt indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.

Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	our ability to incur either secured or unsecured debt, or both;

•	our ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:

(1)          changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2)          reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)          reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

(4)          waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)          makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6)          makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)          waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;

will be effective against any holder without his consent.

Additionally, certain changes under each indenture will not require the consent of any holders.  These types of changes are generally limited to clarifications of ambiguities, omissions, defects and inconsistencies in each indenture and amendments, supplements and other changes that would not adversely affect the holders of outstanding debt securities under each indenture, such as adding security, covenants, additional events of default or successor trustees.

Events of Default

We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium when due;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that each indenture will require us to file annually, after debt securities are issued under that indenture, with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.

We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

We expect that the terms of each indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.

We expect that to exercise this right we will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Form of Debt Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.

Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

If we issue registered global securities, we expect that the Depository Trust Company, or DTC, will act as depository and the securities will be registered in the name of Cede & Co., as DTC's nominee.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above as specified in the applicable prospectus supplement; or

•	currencies.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either a senior indenture or subordinated indenture.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights. We expect that such terms will include, where applicable:

•	the exercise price for the rights;

•	the number of rights issued to each stockholder;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the amount of rights outstanding;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see "Where You Can Find Additional Information" of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more rights, purchase contracts, warrants, debt securities, preferred shares, common shares (including related preferred stock purchase rights) or any combination of such securities.  The applicable prospectus supplement will describe the terms of the offered units.  We expect that such terms will include, among others:

•
the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares, and/or common shares (including related preferred stock purchase rights) comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

ENFORCEABILITY OF CIVIL LIABILITIES

Diana Shipping Inc. is a Marshall Islands corporation.  The Marshall Islands has a less developed body of securities laws than the United States and provides protections for investors to a significantly lesser extent.

Our principal executive offices are located outside the United States in Athens, Greece, and a majority of our directors, officers and the experts named in this prospectus reside outside the United States.  In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws. Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

Commission Registration Fee	$10,022.25
FINRA Filing Fee	*
NYSE Supplemental Listing Fee	*
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Printing and Engraving Expenses	*
Transfer Agent and Registrar Fees and Expenses	*
Indenture Trustee Fees and Expenses	*
Blue Sky Fees and Expenses	*
Miscellaneous	*
Total	*

* To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into the registration statement of which this prospectus forms a part.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York, with respect to matters of the law of the Republic of the Marshall Islands and with respect to matters of United States and New York law.

EXPERTS

The consolidated financial statements of Diana Shipping Inc. appearing in Diana Shipping Inc.'s Annual Report (Form 20-F) for the year ended December 31, 2017 and the effectiveness of Diana Shipping Inc.'s internal control over financial reporting as of December 31, 2017 have been audited by Ernst & Young (Hellas) Certified Auditors-Accountants S.A., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors-Accountants S.A. is located at Chimarras 8B, 15125, Maroussi, Athens, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified-Auditors-Accountants ("SOEL"), Greece with registration number 107.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission.  This prospectus is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports with the Commission.  You may read and copy any document that we file and obtain copies at prescribed rates from the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330.  The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.  Our filings are also available on our website at http://www.dianashippinginc.com.  The information on our website does not constitute a part of this prospectus.

Information Incorporated by Reference

The Commission allows us to "incorporate by reference" information that we file with it.  This means that we can disclose important information to you by referring you to those filed documents.  The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We hereby incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Exchange Act:

•
Our Annual Report on Form 20-F for the year ended December 31, 2017, filed with the Commission on March 16, 2018, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed;

•	Our Report on Form 6-K, furnished to the Commission on March 22, 2018;

•	Our two Reports on Form 6-K, furnished to the Commission on March 27, 2018;

•	Our Report on Form 6-K, furnished to the Commission on April 4, 2018;

•	Our Report on Form 6-K, furnished to the Commission on April 10, 2018;

•	Our Report on Form 6-K, furnished to the Commission on April 18, 2018;

•	Our Report on Form 6-K, furnished to the Commission on April 20, 2018;

•	Our Report on Form 6-K, furnished to the Commission on April 27, 2018;

•	Our Report on Form 6-K, furnished to the Commission on April 30, 2018;

•	Our Report on Form 6-K, furnished to the Commission on May 7, 2018;

•	Our Report on Form 6-K, furnished to the Commission on May 10, 2018 (announcing entry into a time charter contract);

•	Our Report on Form 6-K, furnished to the Commission on May 10, 2018 (announcing the results of our 2018 Annual Meeting of Shareholders);

•	Our Report on Form 6-K, furnished to the Commission on May 22, 2018;

•	Our Report on Form 6-K, furnished to the Commission on June 1, 2018;

•	Our Report on Form 6-K, furnished to the Commission on June 6, 2018;

•	Our Report on Form 6-K, furnished to the Commission on June 21, 2018;

•	Our Report on Form 6-K, furnished to the Commission on June 27, 2018;

•	Our Form 8-A12B, filed with the Commission on March 15, 2005, registering our common stock under Section 12(b) of the Exchange Act, and any amendment filed thereto;

•
Our Form 8-A12B, filed with the Commission on February 13, 2014, registering our 8.875% Series B Cumulative Redeemable Perpetual Preferred Stock under Section 12(b) of the Exchange Act, and any amendment filed thereto; and

•	Our Form 8-A12B, filed with the Commission on January 15, 2016, registering our preferred stock purchase rights under Section 12(b) of the Exchange Act, and any amendment filed thereto.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K or other filings that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus), including all such reports filed after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.  In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only.  Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above mentioned filings or any subsequent filings we incorporate by reference to this prospectus by writing or telephoning us at the following address:

Diana Shipping Inc.
Pendelis 16
175 64 Palaio Faliro
Athens, Greece
011 30 (210) 947-0100

Information Provided by the Company

We will furnish holders of our common stock with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. GAAP.  As a "foreign private issuer," we are exempt from the rules under the Securities Exchange Act prescribing the furnishing and content of proxy statements to shareholders.  While we intend to furnish proxy statements to any shareholder in accordance with the rules of the NYSE, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.  In addition, as a "foreign private issuer," our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.  Indemnification of Directors and Officers.

The amended and restated bylaws of the Registrant provide that any person who is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another, partnership, joint venture, trust or other enterprise shall be entitled to be indemnified by the Registrant upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the BCA, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The Registrant shall have the power to pay in advance expenses a director or officer incurred while defending a civil or criminal proceeding, provided that the director or officer will repay the amount if it shall ultimately be determined that the he is not entitled to indemnification. In addition, as permitted by the Registrant's amended and restated bylaws and Section 60 of the BCA, the Registrant maintains directors' and officers' insurance, pursuant to which the Registrant provides insurance coverage against certain liabilities to which the Registrant's directors and officers may be subject, including liability incurred under U.S. securities law.

Section 60 of the BCA provides as follows regarding the indemnification of directors and officers:

(1)
Actions not by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(2)
Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not, opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3)
When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

(4)
Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5)
Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6)
Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7)
Insurance. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 9. Exhibits.

A list of exhibits included as part of this registration statement is set forth on the Exhibit Index hereto, which is incorporated herein by reference.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(a)	Under Rule 415 of the Securities Act,

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement unless the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.  Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.  Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 under the Securities Act of 1933 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)(i)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser;

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) – (d)	Not applicable.

(e)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f) – (g)	Not applicable.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	Not applicable.

(j)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(k)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Athens, country of Greece on June 28, 2018.

DIANA SHIPPING INC.

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Anastassis Margaronis, Ioannis Zafirakis, Gary J. Wolfe and Edward S. Horton as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 28, 2018.

Signature	Title

/s/ Simeon P. Palios	Director, Chief Executive Officer and Chairman of the Board
Simeon P. Palios	(Principal Executive Officer)

/s/ Anastassis Margaronis	Director and President
Anastassis Margaronis

/s/ Ioannis Zafirakis	Director, Chief Operating Officer and Secretary
Ioannis Zafirakis

/s/ Andreas Michalopoulos	Chief Financial Officer and Treasurer
Andreas Michalopoulos	(Principal Financial Officer)

/s/ Maria Dede	Chief Accounting Officer
Maria Dede	(Principal Accounting Officer)

/s/ William Lawes	Director
William Lawes

/s/ Konstantinos Psaltis	Director
Konstantinos Psaltis

/s/ Kyriacos Riris	Director
Kyriacos Riris

/s/ Apostolos Kontoyannis	Director
Apostolos Kontoyannis

/s/ Semiramis Paliou	Director
Semiramis Paliou

/s/ Konstantinos Fotiadis	Director
Konstantinos Fotiadis

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly undersigned representative of the Registrant in the United States, has signed this registration statement in Wilmington, Delaware on June 28, 2018.

BULK CARRIERS (USA) LLC

By: Diana Shipping Inc., its Sole Member

By:	/s/ Simeon P. Palios
Name:	Simeon P. Palios
Title:	Director, Chief Executive Officer and Chairman of the Board

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Form of Underwriting Agreement (for equity securities)*
1.2	Form of Underwriting Agreement (for debt securities)*
4.1	Form of Common Stock Certificate (1)
4.2	Certificate of Designations of Rights, Preferences and Privileges of Series A Participating Preferred Stock of Diana Shipping Inc. (2)
4.3	Stockholders Rights Agreement between Diana Shipping Inc. and Computershare Trust Company, N.A., dated January 15, 2016 (3)
4.4	Form of Preferred Stock Certificate*
4.5	Form of 8.875% Series B Cumulative Redeemable Perpetual Preferred Stock Certificate (4)
4.6	Statement of Designation of the Rights, Preferences and Privileges of the 8.875% Series B Cumulative Redeemable Perpetual Preferred Shares of Diana Shipping Inc. (5)
4.7	Form of Senior Debt Security Indenture (6)
4.8	Form of Subordinated Debt Security Indenture (7)
4.9	Base Indenture, dated May 28, 2015, by and between Diana Shipping Inc. and Deutsche Bank Trust Company Americas (8)
4.10
First Supplemental Indenture to the Base Indenture, dated May 28, 2015, by and between Diana Shipping Inc. and Deutsche Bank Trust Company Americas, as trustee, relating to the Registrant's 8.500% Senior Notes due 2020 (9)

4.11	Form of Warrant Agreement*
4.12	Form of Purchase Contract*
4.13	Form of Rights Agreement*
4.14	Form of Unit Agreement*
5.1	Opinion of Seward & Kissel LLP, United States and Marshall Islands counsel to Diana Shipping Inc.
8.1	Opinion of Seward & Kissel LLP with respect to certain U.S. tax matters
23.1	Consent of Seward & Kissel (included in Exhibit 5.1 and Exhibit 8.1)
23.2	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (included in the signature page hereto)
25.1	Form of T-1 Statement of Eligibility (senior debt securities indenture)**
25.2	Form of T-1 Statement of Eligibility (subordinated debt securities indenture)**

______________

*
To be filed either as an amendment to this registration statement or as an exhibit to a report of the Registrant filed pursuant to the Exchange Act and incorporated by reference into this registration Statement.

**	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
(1)	Filed as Exhibit 2.1 to the Registrant's annual report on Form 20-F filed with the Commission on March 28, 2016.
(2)	Filed as Exhibit 3.1 to the Registrant's Form 8-A12B filed with the Commission on January 15, 2016.
(3)	Filed as Exhibit 4.1 to the Registrant's Form 8-A12B filed with the Commission on January 15, 2016.
(4)	Filed as Exhibit 4.1 to the Registrant's Form 8-A12B filed with the Commission on February 13, 2014
(5)	Filed as Exhibit 3.3 to the Registrant's Form 8-A12B filed with the Commission on February 13, 2014.
(6)	Filed as Exhibit 4.6 to the Registrant's Form F-3 filed with the Commission on July 2, 2015.
(7)	Filed as Exhibit 4.7 to the Registrant's Form F-3 filed with the Commission on July 2, 2015.
(8)	Filed as Exhibit 4.1 to the Registrant's Form 6-K furnished to the Commission on May 28, 2015.
(9)	Filed as Exhibit 4.2 to the Registrant's Form 6-K furnished to the Commission on May 28, 2015.